Exhibit 99.1

Energy Focus Launches Advanced UV-C Disinfection Product Portfolio
Offering Airborne and Surface Disinfection Solutions for Commercial and Residential Indoor Environments

Three Initial Products Include nUVo™, a Portable Air Disinfection Tower for Small Offices & Homes, abUV™, an Integrated LED lighting and UV-C Air Disinfection Troffer Powered by the EnFocus™ Lighting Control Platform, and mUVe™, an Autonomous Surface and Floor Disinfection Robot

Webinar to be Held October 14 at 1:00 PM ET

SOLON, Ohio, October 14, 2020 -- Energy Focus, Inc. (Nasdaq: EFOI), a leader in sustainable LED lighting and human-centric lighting (“HCL”) technologies, today launches a portfolio of germicidal UV-C Disinfection (“UVCD”) products, with advanced, patent-pending technologies designed to destroy 99.9+ percent* of various pathogens, including influenza and coronaviruses such as SARS and SARS-CoV-2, in the air or on surfaces to improve indoor hygiene and sanitation. Three initial products – nUVo™, abUV™, and mUVe™ -- complement each other to meet the needs of air and surface disinfection for commercial, industrial and residential indoor environments. The products are available for pre-order on the Company’s e-commerce website, through its internal salesforce and distribution channel partners, and deliveries are expected to start during the first quarter of 2021.

Leveraging and integrating a broad range of rapidly advancing technologies -- including LED lighting, UV lighting, electronics, software, sensors, cloud and AI -- the Energy Focus UVCD solutions aim to provide impactful and affordable disinfection products for businesses and homes to effectively reduce infection risks. In addition to being ozone-free, the products are designed to guard against the risks of direct human exposure to UV-C rays. abUVTM and nUVoTM include enclosed, self-contained UV-C disinfection units that continuously inactivate viruses while reducing overall pathogen levels in the air. mUVeTM incorporates advanced sensor, machine vision and autonomous technologies to avoid human exposure during disinfection operations.

The core germicidal far ultraviolet (UV-C) lighting spectrum used in Energy Focus’ new products, at 254 nanometers (nm) wavelength, has been scientifically proven to be effective for inactivating pathogens by breaking the DNA and RNA bonds in cells of certain bacteria, fungi, mold and viruses, making them incapable of duplicating. Other longer wavelength UV spectrums, such as UV-A and UV-B, are unable to directly inactivate viruses. And unlike other disinfectants that are composed of irritating and environmentally harmful chemicals, UV-C disinfection produces no harmful byproducts or environmental waste. In addition, while chemical disinfectants require extensive, expensive and unreliable manual deployment, we believe Energy Focus UVCD solutions are capable of providing affordable continuous disinfection with optimal effectiveness and safety.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Energy Focus’s new UVCD products include:

nUVo™ -- Portable UV-C Air Disinfection Tower for Homes and Offices – Continuous 24-Hour Airborne Pathogen Disinfection

The patent-pending nUVo™ portable UV-C air disinfection device provides powerful, continuous air circulation and disinfection and is designed for 99.9%+ effectiveness on various pathogens including influenza and coronaviruses, as well as easy transport within and between rooms. Most air purifiers currently in the market target specific breathing or allergy issues, requiring frequent filter changes and lack sufficient UV-C or air circulation power. With an enclosed UV-C chamber shielded from direct human exposure, nUVoTM can achieve 4 air changes per hour (4 ACH) in a 200-square-foot room. nUVoTM also does not need filter changes, and the easily replaceable UV-C lighting module lasts over 10,000 hours (or over 2 years if used 12 hours per day on average). Priced for affordability and designed with aesthetic prominence, we believe this highly effective UV-C air disinfection product will help both small offices and homes disinfect the air and reduce risks from common infectious pathogens.

abUV™ -- EnFocus™ Circadian Lighting + UV-C Air Disinfection Troffer – Continuous Airborne Pathogen Disinfection

With a built-in fan that draws, disinfects and circulates the air in the room at approximately 2 air changes per hour (ACH) in a 200 square foot space, the abUV™ troffer system provides facilities with continuous air disinfection designed for 99.9%+ effectiveness against various pathogens, including influenza and
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

coronaviruses such as SARS, in addition to the highest quality LED lighting—flicker-free, dimming and color tunable. In addition, abUVTM leverages Energy Focus’ patent-pending, award-winning EnFocusTM lighting control platform that enables simple replacement of existing fluorescent or LED fixtures and wall switches without the need of costly network cabling or system integration. We believe all of these benefits are delivered at significantly lower costs and through faster and simpler implementation than traditional integrated UV lighting fixtures. We expect abUV™ to be the ultimate integrated lighting and air disinfection system for current and post-pandemic public spaces, such as hospitals, schools, universities, offices, retail stores or public assemblies where 2x2 and 2x4 fluorescent or LED fixtures are the predominant form factor for lighting.

mUVe™ -- UV-C Surface Disinfection Robot

The patent-pending mUVe™ is an autonomous surface disinfection robot designed for chemical-free disinfection with 99.99%+ effectiveness against pathogens such as influenza and coronaviruses that are within the range of 1 meter (or 3.3 feet) of the unit. Moving at a speed of 18 inches per second and with the ability to cover approximately 10,000 square feet of space per hour, the robot is capable of reducing pathogens on surfaces—walls, furniture, equipment, etc.—in its line of sight with a concentrated beam of UV-C light directed by a proprietary parabolic reflector, as well as on floors disinfected by another UV-C lamp on the bottom of the robot. Like other Energy Focus UVCD products, by incorporating innovative designs and cutting-edge robotics technologies with the mission for massive and rapid adoption, we believe mUVeTM will be able to provide these benefits at a significantly lower cost of ownership than the prevailing UV robotic offerings in the market today.

James Tu, Chairman and CEO of Energy Focus said, “We are extremely pleased and proud to launch this groundbreaking portfolio of UV-C disinfection products as a comprehensive solution to help elevate hygiene and sanitation levels of buildings and homes. As the world faces the near universal presence of coronavirus today and recognizes the clear risks of other pathogens and pandemics in the future, indoor environmental safety has become an unprecedented priority and will outlive the current pandemic. We believe that these latest UVCD products—as part of our Human-Centric Lighting portfolio—can provide powerful, affordable and immediate solutions to help people return to common spaces for optimal social interactions and economic activities.”

“The benefits of HCL, which aims to bring positive impacts to human health and wellbeing, range from improving productivity at work and the quality of sleep, to the hygiene of our spaces and the quality of the air
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

that we breathe. This UVCD product portfolio perfectly aligns with our mission to enlighten and inspire for better living, and expands the “triple bottom line” benefits that we offer our customers – human health, environmental sustainability, and financial impacts - through advanced lighting technologies. In addition, as the awareness of air and surface disinfection turns permanent and the demand for UVCD expands from hospital operating rooms to everyday lives, Energy Focus’ leading, long-term track record in quality, performance and safety, substantiated by our installations in mission critical facilities ranging from the US Navy and National Institute of Health to many other leading healthcare, education and commercial organizations, brings the quality and credibility necessary for quicker and wider adoption of UVCD products worldwide, ”continued Mr. Tu.

“We are equally proud of and grateful for the ingenious, diligent and collaborative work from our engineering and product development teams as well as our global technology and supply chain partners. Members of our whole product development ecosystem were able to pivot and crosspollinate seamlessly and tirelessly during the pandemic to invent, design, prototype and complete the development of these impactful products in an extremely timely manner. Now we look forward to rapidly and vastly expanding the reach of these UVCD solutions through our growing list of channel partners to meet the heightened and urgent disinfection needs of building owners and operators, as well as residential consumers .”

More Information:

Product information: These products, which are now available for pre-order on uvcd.energyfocus.com are expected to start deliveries in first quarter 2021 and shipments will be based on the timing and queue of the pre-orders. More information, including spec sheets for each of the products, is available at the above link.

Webinar:
Energy Focus will be hosting an HCL webinar on Wednesday, October 14 at 1:00 PM ET during which the company’s UVCD product portfolio will be discussed, amongst other HCL topics. Register here for “How to Make a Safer and Healthier Environment through Human-Centric Lighting.”

The webinar will be recorded and will be available at the investors section of Energy Focus’ website, https://investors.energyfocus.com/events/.

*Energy Focus’s UVCD utilizes UV-C light source with 254 nm wavelength that has proven to be effective effective in inactivating viruses such as coronavirus under certain conditions. Specifications are subject to change and final products are subject to third party verification by independent labs. The Energy Focus nUVo™, abUV™ and mUVe™ UVCD solutions are not intended to be used as medical devices and are not registered as medical devices under any applicable laws.

About Energy Focus: Energy Focus is an industry-leading innovator of sustainable LED lighting and lighting control technologies. As the creator of the first flicker-free LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, as well as aesthetics, safety, health, and sustainability benefits over conventional lighting. Our patent-pending EnFocus™ lighting control platform enables existing and new buildings to provide quality, convenient and affordable dimmable and color tunable Human-Centric Lighting (HCL). Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare, and educational institutions, as well as Fortune 500 companies.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Since 2007, Energy Focus has installed approximately 900,000 lighting products across the U.S. Navy fleet, including TLEDs, waterline security lights, explosion-proof globes, and berth lights, saving more than five million gallons of fuel and 300,000 man-hours in lighting maintenance annually. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

Forward-Looking Statements
Forward-looking statements in this release and the presentations and information linked to in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, the novelty, disinfection effectiveness, affordability and estimated delivery timing of our UVCD products and their performance and cost compared to other products, the performance and efficiency of our EnFocus™ LED lighting Control Platform compared to other products and future development of our EnFocus™ LED Lighting Control Platform as well as the impact of our products on efficiency and employee well-being. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release and the presentations and information linked to in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) disruptions in the U.S. and global economy and business interruptions resulting from the recent coronavirus (“COVID-19”) health pandemic outbreak and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; (ii) our need for additional financing in the near term to continue our operations; (iii) our liquidity and refinancing demands; (iv) our ability to obtain refinancing or extend maturing debt; (v) our ability to continue as a going concern for a reasonable period of time; (vi) our ability to implement plans to increase sales and control expenses; (vii) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (viii) our ability to increase sales by adding new customers to reduce the reliance of our sales on a smaller group of customers, and the long sales-cycle that our product requires; (ix) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (x) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (xi) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets; (xii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors;(xiii) market acceptance of LED lighting and UVCD technologies and products; (xiv) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xv) the impact of any type of legal inquiry, claim, or dispute; (xvi) general economic conditions in the United States and in other markets in which we operate or secure products; (xvii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xviii) the possible impact on our military maritime customers and their ability to honor the timing for existing orders or place future orders due to COVID-19 breakouts amongst personnel that might impact the use of ships in service; (xix) business interruptions resulting from geopolitical
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires or from health epidemics or pandemics or other contagious outbreaks; (xx) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xxi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xxii) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xxiii) any delays we may encounter in making new products available or fulfilling customer specifications; (xxiv) any flaws or defects in our products or in the manner in which they are used or installed; (xxv) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxvi) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxvii) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxviii) our ability to remediate a significant deficiency, maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update forward-looking statements, except as required by law.

Media Contact:
DGI Comm
EnergyFocus@dgicomm.com
212-825-3210

Investor Contact:
Hayden IR
ir@energyfocus.com
646-536-7331

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877